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                           A.S.V., INC. AND SUBSIDIARY
                 EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE
                          THREE MONTHS ENDED MARCH 31,

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                                                                     2004                      2003
                                                              ------------------        ------------------
BASIC
   Earnings
     Net earnings                                             $        3,595,033        $          767,583
                                                              ==================        ==================
   Shares
     Weighted average number of common
       shares outstanding                                             12,464,518                10,063,901
                                                              ==================        ==================
   Earnings per common share                                  $              .29        $              .08
                                                              ==================        ==================
DILUTED
   Earnings
     Net earnings                                             $        3,595,033        $          767,583
                                                              ==================        ==================
   Shares
     Weighted average number of common
       shares outstanding                                             12,464,518                10,063,901
     Assuming exercise of options and warrants
       reduced by the number of shares which could
       have been purchased with the proceeds from
       the exercise of such options and warrants                       1,242,088                    49,733
                                                              ------------------        ------------------
     Weighted average number of common and
       common equivalent shares outstanding                           13,706,606                10,113,634
                                                              ==================        ==================
   Earnings per common share                                  $              .26        $              .08
                                                              ==================        ==================


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